SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 19, 2004

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12514	84-1246585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Four Falls, Suite 208
West Conshohocken, PA 19428
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:
(484) 530-1800

Item 5. Other Events

On February 19, 2004, Ernst & Young LLP consented to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110450, 333-77627, and 333-92741) and related Prospectuses of Keystone Property Trust of its report dated January 31, 2003, with respect to the combined statement of revenue and certain expenses of Capital Business Center for the year ended December 31, 2001 included in the Current Report on Form 8-K dated January 31, 2003 and filed on February 10, 2003, its report dated January 31, 2003 with respect to the statement of revenue and certain expenses of 2040 North Union Street for the year ended December 31, 2001 included in the Current Report on Form 8-K dated January 31, 2003 and filed on February 10, 2003, its report dated May 8, 2003 with respect to the combined statement of revenue and certain expenses of the Berger Portfolio for the year ended December 31, 2002 included in the Current Report on Form 8-K/A dated March 12, 2003 and filed on May 23, 2003, its report dated September 30, 2003 with respect to the combined statement of revenue and certain expenses of Capital Business Center for the year ended December 31, 2002 included in the Current Report on Form 8-K dated and filed on October 28, 2003, and its report dated October 16, 2003 with respect to the statement of revenue and certain expenses of 2040 North Union Street for the year ended December 31, 2002 included in the Current Report on Form 8-K dated and filed on October 28, 2003. A copy of the consent of Ernst & Young LLP is attached hereto as Exhibit 23.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

     Exhibit 23.1      Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date:	February 20, 2004	By:	/s/ Jeffrey E. Kelter

Jeffrey E. Kelter
President and Chief Executive Officer

Date:	February 20, 2004	By:	/s/ Timothy E. McKenna

Timothy E. McKenna
Senior Vice President and Chief Financial Officer

Date:	February 20, 2004	By:	/s/ J. Peter Lloyd

J. Peter Lloyd
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit 23.1	Consent of Ernst & Young LLP